World Point Terminals, LP to Hold Fourth Quarter 2013 Earnings Conference Call on March 27

ST. LOUIS, Missouri, March 6, 2014 –World Point Terminals, LP (the “Partnership”), a Delaware limited partnership (NYSE: WPT), announced today that it will release fourth quarter 2013 financial results after market close on Wednesday, March 26, 2014. The Partnership’s management will host an investment-community conference call on Thursday, March 27, 2014, beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss financial results.

Individuals interested in participating in the conference call may do so by dialing (877) 249-0285 for domestic callers, or (678) 971-2071 for international callers and entering the conference ID number 9558525. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Partnership’s website at www.worldpointlp.com.

A replay of the webcast and call will begin approximately two hours after the live call has ended. The webcast replay will be available on the Investor Relations section of the Partnership website for 90 days. The telephone replay will be available for 48 hours by dialing (800) 585-8367 for domestic callers, or (404) 537-3406 for international callers, and entering the conference ID number 9558525.

About World Point Terminals, LP

World Point Terminals, LP is a master limited partnership that owns, operates, develops and acquires terminals and other assets relating to the storage of light refined products, heavy refined products and crude oil. The Partnership’s storage terminals are strategically located in the East Coast, Gulf Coast and Midwest regions of the United States. The Partnership is headquartered in St. Louis, Missouri.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware, after the date hereof.

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Contacts:

Liz McGee

Investor Relations

Phone: (314) 854-8366

lmcgee@worldpointlp.com